Exhibit 99.1

News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS;
REVENUES $1.1 BILLION UP 24%; EPS $1.45 EXCLUDING ITEMS
($1.16 ON A COMPARABLE TAX RATE BASIS);
 ANNOUNCES EXPECTED 2014 REFINANCING, BUSINESS SEPARATION, AND BUSINESS
REPOSITIONING CHARGES OF APPROXIMATELY $366 MILLION AFTER-TAX;
RAISES GUIDANCE EXCLUSIVE OF CHARGES

WELLINGTON, FL, October 22, 2014 – B/E Aerospace, Inc. (“the Company”) (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services, today announced its third quarter 2014 financial results.

THIRD QUARTER 2014 HIGHLIGHTS COMPARED WITH THIRD QUARTER 2013

•	Revenues increased 24 percent.

•	Adjusted operating earnings increased 26 percent.

•	Adjusted earnings per diluted share increased 63 percent (29 percent using comparable tax rate in both years).

•	Record nine month year-to-date new business awards, best ever for commercial aircraft and business jet segments, increased approximately 65 percent as compared with the prior year period.

•	Filed Form 10 Registration Statement for the spin-off of KLX Inc. (“KLX”) and the first amendment related thereto with the Securities and Exchange Commission (“SEC”).

•	Hired Chief Financial Officers for both B/E Aerospace and KLX.

•
The Company currently estimates that it will incur, during the second half of 2014, debt redemption costs of approximately $235 million, including the write-off of unamortized debt issue costs, approximately $43 million in legal, accounting, and advisory costs, and approximately $67 million related to international tax initiatives.  The Company also expects to incur business repositioning and separation costs of approximately $94 million.

Except as otherwise noted, the third quarter 2014 and nine month 2014 results, and commentary in this release are adjusted to exclude charges of approximately $55.3 million in the third quarter of 2014 and approximately $70.3 million in the nine month 2014 period, as described in “Reconciliation of Non-GAAP Measures.”  These costs, together with the expected financing, professional, business repositioning, separation costs and international tax initiatives, discussed above are expected to lower the Company’s effective tax rate to approximately 23.9 percent for the full year 2014.  This results in an unusually low tax rate in the third quarter since the prior quarters had an expected effective rate of about 28.5 percent; therefore, the third quarter effective tax rate reflects this “catch-up” effect.  For the sake of transparency and comparability, the Company has used the same tax rates used in 2013 for the three and nine month periods (which were more or less in line with the Company’s original estimated tax rate for 2014 of about 28 percent).

THIRD QUARTER CONSOLIDATED RESULTS

Third quarter 2014 revenues of $1.1 billion increased 24.1 percent as compared with the prior year period.

Third quarter 2014 operating earnings were $203.8 million, an increase of 26.0 percent, and operating margin of 18.5 percent increased 30 basis points as compared with the prior year period.  On a GAAP basis, operating earnings were $148.5 million.

Third quarter 2014 net earnings and earnings per diluted share were $121.3 and $1.16 per share, representing increases of 29.2 percent and 28.9 percent, respectively, as compared with the prior year period.  On a GAAP basis, net earnings and earnings per diluted share were $102.2 million and $0.98 per share.

Commenting on the Company’s recent performance, Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace said, “Today we reported strong third quarter 2014 operating results, exclusive of the aforementioned charges.  In addition, we reported our best ever awards and orders for the nine month year-to-date period for our commercial aircraft and business jet segments.  New business awards increased approximately 65 percent for the nine month period as compared with the prior year period.  The vast majority of awards and orders won during the nine month year-to-date period are scheduled for delivery in the 2017/2018 period.”

Mr. Khoury continued, “Lastly, we currently estimate that during the second half of 2014 we will incur costs associated with debt redemption, professional fees, business repositioning, separation and international tax initiatives of approximately $439 million (approximately $366 million on an after-tax basis) of which approximately $55 million of pretax charges were reported in the third quarter.  The recognition of the charges and the actions which they portend are setting the stage for sustainable earnings growth for each of our two businesses in the coming years as standalone businesses.”

THIRD QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the three months ended September 30, 2014 and 2013:

	REVENUES
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft	$513.9	$456.6	12.5%
Consumables management	448.7	317.4	41.4%
Business jet	139.8	114.1	22.5%
Total	$1,102.4	$888.1	24.1%

	ADJUSTED OPERATING EARNINGS
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft *	$94.5	$82.4	14.7%
Consumables management **	81.9	60.5	35.4%
Business jet ***	27.4	18.9	45.0%
Total	$203.8	$161.8	26.0%

* CAS operating earnings, including $14.1 million of 2014 third quarter business repositioning costs, were $80.4 million
** CMS operating earnings, including $6.9 million of 2014 business separation costs, were $75.0 million, and including $1.7 million of 2013 third quarter acquisition costs were $58.8 million
*** BJS operating loss, including $34.3 million of 2014 third quarter expedited development costs, was $6.9 million

Third quarter 2014 commercial aircraft segment (CAS) revenues increased 12.5 percent while operating earnings of $94.5 million increased 14.7 percent as compared with the prior year period, and operating margin of 18.4 percent increased 40 basis points.  On a GAAP basis, including $14.1 million of business repositioning costs, CAS operating earnings were $80.4 million.

Third quarter 2014 consumables management segment (CMS) revenues increased 41.4 percent.  On a pro-forma basis as though all acquisitions completed during 2014 and 2013 had been completed on January 1, 2013, CMS revenue growth was 14.5 percent.  Operating earnings were $81.9 million, an increase of 35.4 percent, and operating margin was 18.3 percent.  On a GAAP basis, including $6.9 million of business separation costs, CMS operating earnings were $75.0 million.

Third quarter 2014 business jet segment (BJS) revenues increased 22.5 percent.  Operating earnings were $27.4 million, an increase of 45.0 percent as compared with the prior year period and operating margin was 19.6 percent, an increase of 300 basis points, exclusive of a higher level of program spending to facilitate expedited development of a unique new product suite to support a major customer initiative.  In return for agreeing to these expedited developmental efforts, the customer has awarded the Company approximately $600 million of awards and orders.  On a GAAP basis, including $34.3 million of expedited development costs, BJS operating loss was $6.9 million.

NINE MONTH CONSOLIDATED RESULTS

For the nine months ended September 30, 2014, revenues of $3.2 billion increased 24.1 percent as compared with the prior year period.

For the nine months ended September 30, 2014, operating earnings were $587.1 million, an increase of 23.8 percent.  Operating margin was 18.3 percent.  On a GAAP basis, operating earnings were $516.8 million.

For the nine months ended September 30, 2014, net earnings and earnings per diluted share were $354.2 million and $3.39 per share, representing increases of 28.2 percent and 27.4 percent, respectively, as compared with the prior year period.  On a GAAP basis, net earnings and earnings per diluted share were $319.8 million and $3.06 per share.

NINE MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the nine months ended September 30, 2014 and 2013:

	REVENUES
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft	$1,578.4	$1,307.8	20.7%
Consumables management	1,242.0	956.8	29.8%
Business jet	382.7	316.0	21.1%
Total	$3,203.1	$2,580.6	24.1%

	ADJUSTED OPERATING EARNINGS
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft *	$286.8	$236.3	21.4%
Consumables management **	231.2	186.6	23.9%
Business jet ***	69.1	51.2	35.0%
Total	$587.1	$474.1	23.8%

* CAS operating earnings, including $15.0 million of 2014 nine month business repositioning and strategic review costs, were $271.8 million
** CMS operating earnings, including $16.3 million of 2014 nine month business separation and acquisition costs, were $214.9 million, and including $1.7 million of 2013 acquisition costs were $184.9 million
*** BJS operating earnings, including $39.0 million of 2014 nine month expedited development, acquisition and strategic review costs, were $30.1 million

For the nine months ended September 30, 2014, CAS revenues increased 20.7 percent while operating earnings of $286.8 million increased 21.4 percent, and operating margin was 18.2 percent.  On a GAAP basis, including the $15.0 million of business repositioning and strategic review costs, CAS operating earnings were $271.8 million.

For the nine months ended September 30, 2014, CMS revenues increased 29.8 percent.  On a pro-forma basis as though all acquisitions completed during 2014 and 2013 had been completed on January 1, 2013, revenue growth was 10.3 percent.  Operating earnings were $231.2 million, an increase of 23.9 percent, and operating margin was 18.6 percent.  On a GAAP basis, including $16.3 million of business separation and acquisition costs, CMS operating earnings were $214.9 million.

For the nine months ended September 30, 2014, BJS revenues increased 21.1 percent.  Operating earnings were $69.1 million, an increase of 35.0 percent, and operating margin was 18.1 percent. On a GAAP basis, including $39.0 million of expedited development, acquisition, and strategic review costs, BJS operating earnings were $30.1 million.

THIRD QUARTER 2014 REPOSITIONING CHARGES

During the third quarter of 2014, the Company recorded approximately $48.4 million of charges primarily related to business repositioning and expedited development costs in its commercial aircraft (approximately $14.1 million) and business jet (approximately $34.3 million) segments.

THIRD QUARTER BOOKINGS/BACKLOG

The commercial aircraft and business jet segments reported their best ever nine month year-to-date period for new business awards which increased approximately 65 percent, as compared to the prior year period.  The vast majority of these record nine month year-to-date awards are scheduled for delivery in the 2017/2018 period.  Included in the nine month new business awards was one of the largest seating awards in the Company’s history.  The award was a $300 million business class and super first class seating award, with a major international airline, to outfit their new-buy A350 and B787 aircraft.

Actual bookings during the third quarter of 2014 were approximately $1.1 billion, an increase of approximately 22 percent as compared with the prior year period.  Bookings for the first nine months of 2014 increased 27 percent as compared to the prior year period.  Backlog as of September 30, 2014 was approximately $3.9 billion, while awarded but unbooked backlog was approximately $5.0 billion, bringing total backlog, both booked and awarded but unbooked, to approximately $8.9 billion.

CASH FLOW, LIQUIDITY AND BALANCE SHEET

Free cash flow in the third quarter of 2014 of $75.5 million, represents a free cash flow conversion ratio of approximately 74 percent (62 percent of adjusted net earnings).  Capital expenditures to support recent acquisitions as well as long-term customer programs were $60.3 million.  The Company expects strong free cash flow in the fourth quarter of 2014 and expects a full year 2014 free cash flow conversion ratio of approximately 60 percent of adjusted net earnings, reflecting a higher level of spending to support the capital requirements of the Company’s recent acquisitions.

As of September 30, 2014, cash was $289.3 million, net debt, which represents total long-term debt of $2.6 billion less cash, was $2.3 billion, and the Company’s net debt-to-net capital ratio was 44.7 percent.

KLX INC. SPIN-OFF

During the quarter, the Company filed a Form 10 Registration Statement and a first amendment related thereto, with the Securities and Exchange Commission, and subject to customary conditions, the Company expects to be able to effect a distribution of the shares of KLX Inc. to B/E Aerospace, Inc. shareholders by the end of 2014.

The Company currently intends to capitalize KLX through the issuance of approximately $1.2 billion of senior unsecured notes, and to use approximately $750 million of the net proceeds to pay a dividend to B/E Aerospace, leaving KLX with an expected approximately $430 million in cash for general corporate purposes, approximately $110 million of which is expected to be used to settle deferred payments associated with 2014 acquisitions.  In addition, the Company expects KLX will establish a secured revolving credit facility for general corporate purposes.

The Company expects to redeem all of its outstanding debt in order to effect the separation of the two businesses.  The Company’s new long-term debt is presently expected to be comprised of secured pre-payable term debt.  The proceeds of the new long-term debt, together with the expected dividend from KLX will be utilized to prepay all of the Company’s current debt obligations and to pay all costs and expenses associated with the KLX spin-off.  The Company also expects to establish a secured revolving line of credit for general corporate purposes. The Company currently estimates that it will incur, during the second half of 2014, debt redemption costs of approximately $235 million, including the write-off of unamortized debt issue costs, approximately $43 million in legal, accounting, and advisory costs, and approximately $67 million related to international tax initiatives.  The Company also expects to incur business repositioning and separation costs of approximately $94 million, including fourth quarter 2014 KLX business repositioning charges as described below.

KLX expects to record a business repositioning charge during the fourth quarter of 2014 of approximately $25 million related to a number of planned facility consolidations, rationalization of headcount, employee transfers and other related costs and expenses.  In addition, during 2015 KLX expects to incur approximately $20 million of branding, recruiting, relocation, business repositioning, and other related expenses associated with post spin-off activities.

OUTLOOK

The Company’s 2014 financial guidance and initial financial guidance for 2015 are as follows:

•
The Company is today raising its 2014 guidance by $0.10 per share, and now expects 2014 adjusted earnings per share of approximately $4.45 per diluted share, exclusive of total 2014 costs associated with debt redemption, professional fees, business repositioning, separation, acquisition, strategic review, and international tax initiatives, representing an increase of approximately 25 percent as compared to 2013 earnings per diluted share similarly adjusted.

•	2014 free cash flow conversion ratio is expected to be approximately 60 percent of adjusted net earnings.

•
The Company expects each of its two businesses, B/E Aerospace (manufacturing co.) and KLX (services co.), to increase both revenues and earnings per diluted share at a double-digit rate in 2015 as compared with 2014, assuming no negative macroeconomic or exogenous impacts on either of the businesses.  The Company plans to provide more detailed financial guidance for each business (B/E Aerospace and KLX) at its planned investor meeting on December 1, 2014.

Net earnings, diluted net earnings per common share, earnings before income tax, operating earnings, operating margin, CAS operating earnings, CAS operating margin, CMS operating earnings, CMS operating margin, BJS operating earnings, BJS operating margin in each case excluding business repositioning, refinancing, business separation, expedited development, acquisition, and strategic review related costs, free cash flow, and free cash flow conversion ratio are presented in this press release and are non-GAAP financial measures.  For more information see “Reconciliation of Non-GAAP Financial Measures.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  The Company provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

*T*

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NIINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013

Revenues	$1,102.4	$888.1	$3,203.1	$2,580.6
Cost of sales	736.0	545.8	2,053.4	1,592.4
Selling, general and administrative	146.2	120.0	419.5	349.5
Research, development and engineering	71.7	62.2	213.4	166.3

Operating earnings	148.5	160.1	516.8	472.4

Operating earnings, as a percentage of revenues	13.5%	18.0%	16.1%	18.3%

Interest expense	34.2	30.5	96.5	91.6

Earnings before income taxes	114.3	129.6	420.3	380.8

Income taxes	12.1	36.9	100.5	105.8

Net earnings	$102.2	$92.7	$319.8	$275.0

Net earnings per common share:
Basic	$0.98	$0.90	$3.08	$2.67
Diluted	$0.98	$0.89	$3.06	$2.65

Weighted average common shares:
Basic	103.9	103.2	103.9	103.2
Diluted	104.6	104.0	104.5	103.9

*T*

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$289.3	$637.8
Accounts receivable	676.9	484.1
Inventories	2,175.4	1,943.8
Deferred income taxes	32.2	29.4
Other current assets	122.7	64.6
Total current assets	3,296.5	3,159.7
Long-term assets	3,661.6	2,536.5
	6,958.1	5,696.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$1,149.3	$879.1
Total long-term liabilities	2,919.1	2,207.9
Total stockholders' equity	2,889.7	2,609.2
	$6,958.1	$5,696.2

*T*
B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$319.8	$275.0
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	105.3	65.1
Deferred income taxes	21.4	36.0
Non-cash compensation	21.6	17.6
Tax benefits realized from prior exercises of employee stock options and restricted stock	(9.1)	(6.2)
Provision for doubtful accounts	1.7	0.8
Loss on disposal of property and equipment	2.9	1.4
Changes in operating assets and liabilities:
Accounts receivable	(142.5)	(91.2)
Inventories	(218.1)	(163.0)
Other current and non-current assets	(61.1)	(17.9)
Accounts payable and accrued liabilities	161.6	121.8
Net cash flows provided by operating activities	203.5	239.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(183.0)	(113.7)
Acquisitions, net of cash acquired	(1,043.1)	(76.0)
Other	0.1	0.1
Net cash flows used in investing activities	(1,226.0)	(189.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	3.7	3.3
Purchase of treasury stock	(0.1)	(0.4)
Principal payments on long-term debt	--	(0.3)
Tax benefits realized from prior exercises of employee stock options and restricted stock	9.1	6.2
Borrowings on line of credit	668.0	-
Debt origination costs	(2.0)	-
Net cash flows provided by financing activities	678.7	8.8

Effect of foreign exchange rate changes on cash and cash equivalents	(4.7)	1.5

Net (decrease) increase in cash and cash equivalents	(348.5)	60.1
Cash and cash equivalents, beginning of period	637.8	513.7
Cash and cash equivalents, end of period	$289.3	$573.8

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “net earnings,” “net earnings per diluted share,” “earnings before income tax,” “operating earnings,” “earnings before income tax,” “operating margin,” “CAS operating earnings,” “CAS operating margin,” “CMS operating earnings,” “CMS operating margin,” “BJS operating earnings,” “BJS operating margin,” in each case excluding business separation, refinancing, business repositioning, expedited development, acquisition, and strategic review related costs, “free cash flow,” and “free cash flow conversion ratio,” each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (Exchange Act).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the costs of  business separation, refinancing, business repositioning, expedited development, acquisition, and strategic review. These financial measures should not be viewed as a substitute for, or superior to, operating earnings, earnings before income tax, or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures. The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments. Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes. The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings. The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert net earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net earnings, as reported	$102.2	$92.7	$319.8	$275.0
2014 business repositioning, expedited development, business separation, acquisition and strategic review costs	55.3	1.7	70.3	1.7
Adjustment to income taxes*	(5.9)	(0.5)	(16.8)	(0.5)
Adjusted net earnings	$151.6	$93.9	$373.3	$276.2
Adjusted net earnings per diluted share	$1.45	$0.90	$3.57	$2.66

Diluted weighted average shares	104.6	104.0	104.5	103.9

*	2014 adjustments to income taxes are based on effective tax rate of 10.6% for three months ended September 30, 2014 and 23.9% for nine months ended September 30, 2014

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO ADJUSTED NET EARNINGS PER DILUTED SHARE
FOR COMPARABILITY PURPOSES 2014 ADJUSTED USING 2013 EFFECTIVE TAX RATE
(In Millions, Except Per Share Data)

	Three Months Ended		NIne Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net earnings, as reported	$102.2	$92.7	$319.8	$275.0
2014 business repositioning, expedited development, business separation, acquisition and strategic review costs	55.3	1.7	70.3	1.7
Adjustment to income taxes*	(36.2)	(0.5)	(35.9)	(0.5)
Adjusted net earnings	$121.3	$93.9	$354.2	$276.2
Adjusted net earnings per diluted share	$1.16	$0.90	$3.39	$2.66

Diluted weighted average shares	104.6	104.0	104.5	103.9

*	2014 adjustments to income taxes are based on 2013 effective tax rate of 28.5% for three months ended September 30, 2013 and 27.8% for nine months ended September 30, 2013

RECONCILIATION OF OPERATING EARNINGS
TO ADJUSTED OPERATING EARNINGS
(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating earnings	$148.5	$160.1	$516.8	$472.4
2014 business repositioning,
expedited development, business
separation, acquisition and
strategic review costs	55.3	1.7	70.3	1.7
Adjusted operating earnings	$203.8	$161.8	$587.1	$474.1

RECONCILIATION OF COMMERCIAL AIRCRAFT SEGMENT
OPERATING EARNINGS TO ADJUSTED CAS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
CAS operating earnings	$80.4	$82.4	$271.8	$236.3
Business repositioning and
strategic review costs	14.1	-	15.0	-
Adjusted CAS operating earnings	$94.5	$82.4	$286.8	$236.3

RECONCILIATION OF CONSUMABLES MANAGEMENT SEGMENT
OPERATING EARNINGS TO ADJUSTED CMS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
CMS operating earnings	$75.0	$58.8	$214.9	$184.9
Business separation and
acquisition costs	6.9	1.7	16.3	1.7
Adjusted CMS operating earnings	$81.9	$60.5	$231.2	$186.6

RECONCILIATION OF BUSINESS JET SEGMENT
OPERATING EARNINGS TO ADJUSTED BJS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
BJS operating (loss) earnings	$(6.9)	$18.9	$30.1	$51.2
Expedited development, acquisition
and strategic review costs	34.3	-	39.0	-
Adjusted BJS operating earnings	$27.4	$18.9	$69.1	$51.2

RECONCILIATION OF NET CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In Millions)

Three
Months Ended
September 30,
2014

Net cash flow provided by operating activities	$135.8
Capital expenditures	(60.3)
Free cash flow	$75.5

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